Exhibit 10.11.1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

AMENDMENT (1)

To

AGREEMENT AND RESTATED INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Amendment to Agreement and Restated Intellectual Property License Agreement (the “Amendment”), effective as of May 5, 2009 (the “Amendment Effective Date”) by and among GLOBEIMMUNE, INC., a corporation organized under the laws of Delaware, having its principal office at 1450 Infinite Drive, Louisville, CO 80027 (“GlobeImmune”), THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, having its principal office at 1800 Grant Street, 8th Floor, Denver, CO 80203 (“University”), and the UNIVERSITY LICENSE EQUITY HOLDINGS, INC., a Colorado corporation and successor to the University Technology Corporation, having its principal office at 4740 Walnut Street, Suite 100, Campus Box 588, Boulder Colorado 80309 (“ULEHI”).

RECITALS

WHEREAS, GlobeImmune and University (acting through ULEHI) are parties to a certain Agreement, effective as of May 30, 2006 (the “Agreement”), and a certain Restated Intellectual Property License Agreement, effective as of May 30, 2006 (the “Restated Agreement”);

WHEREAS, University, ULEHI, and GlobeImmune desire to revise and amend the Agreement and the Restated Agreement; and

WHEREAS, capitalized terms used herein but not defined herein shall have the definitions set forth in the Restated Agreement.

AGREEMENT

NOW, THEREFORE, GlobeImmune, University, and ULEHI agree as follows:

1.	The Agreement.

(a) Section 5 of the Agreement shall be deleted and replaced in its entirety with the following:

5. University represents and warrants that the License Agreement, as amended, including without limitation the Licensed Intellectual Property set forth in Section 1.12 and Exhibit 1 of the Restated Agreement, was validly assigned by the University License Equity Holdings, Inc., a Colorado corporation (“ULEHI”), the successor to the University Technology Corporation, to The Regents Of The University Of Colorado.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Section 6 of the Agreement shall be deleted and replaced in its entirety with the following:

6. In the event of any conflict between the terms of the License Agreement as amended by the Amendments and the Restated Agreement as amended, the terms of the Restated Agreement as amended shall govern.

2.	The Restated Agreement.

(a) Section 1.15 of the Restated Agreement shall be deleted and replaced in its entirety with the following:

1.15	“Licensee” means GlobeImmune, Inc.

(b) Section 1.16 of the Restated Agreement shall be deleted and replaced in its entirety with the following:

1.16	“Licensor” means The Regents Of The University of Colorado; however, with regard to Article 9 and Section 16.4 (Licensor’s Equity) only, Licensor shall mean University License Equity Holdings, Inc. (“ULEHI”), a Colorado non-profit corporation and the successor to the University Technology Corporation, and with regard to Article 10 (Product Liability) only, Licensor shall include both The Regents of the University of Colorado and the University License Equity Holdings, Inc.

(c) A new Section 2.7 shall be added to the Restated Agreement as follows:

2.7

Each of Licensor and ULEHI represents and warrants to Licensee that (a) this Agreement and the Licensed Intellectual Property set forth in Section 1.12 and Exhibit 1 were validly assigned by ULEHI (successor to the University Technology Corporation) to The Regents Of The University Of Colorado; (b) The Regents Of The University Of Colorado owns the Licensed Intellectual Property set forth in Section 1.12 and Exhibit 1; (c) The Regents Of The University Of Colorado has the right to grant the rights and licenses granted to Licensee hereunder; (d) subject to Section 2.3 above, neither Licensor nor ULEHI has granted, and neither Licensor nor any of its successors will grant during the term of this Agreement, any

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

right, license, or interest in, to, or under the Licensed Intellectual Property that would conflict or interfere with the rights granted to Licensee hereunder; (e) Licensee has had continuous rights in the Licensed Intellectual Property pursuant to the terms of this Agreement since September 18, 1997 up to the date of the Amendment to Agreement and Restated Intellectual Property License Agreement, dated May 5, 2009; (f) ULEHI is the successor in interest to University Technology Corporation, and all of University Technology Corporation’s rights and obligations with respect to this Agreement and the Licensed Intellectual Property; and (g) neither Licensor nor ULEHI has transferred, and neither Licensor nor any of its successors will transfer during the term of this Agreement, any right, license, or interest in, to, or under the Licensed Intellectual Property that would conflict or interfere with the rights granted to Licensee hereunder.

(d) Section 3.1 of the Restated Agreement shall be deleted and replaced in its entirety with the following:

3.1	Licensee shall have the right to grant one or more sublicenses through multiple tiers of sublicensees (“Sublicenses”) under any or all of the rights granted, and subject to any reservation of rights set forth in Sections 2.2 and 2.3, to Licensee hereunder, to one or more other Persons (“Sublicensees”), in each instance on such terms as Licensee, in its sole discretion, deems appropriate; provided, however, that:

(a) No Sublicense shall have the purpose or the intent of allowing Licensee to avoid any of its obligations hereunder; and

(b) [*].

(e) A new Section 3.4 shall be added to the Restated Agreement as follows:

3.4

In the event of termination of this Agreement under Section 12.2 or Section 12.3, any Sublicensee of Licensee, from the effective date of such termination, automatically shall become a direct licensee of Licensor under the terms of this Agreement with respect to the rights sublicensed to the Sublicensee by Licensee; provided that such Sublicensee (a) is not in breach of its sublicense agreement with Licensee, (b) continues to perform under the terms of its sublicense agreement with Licensee, and [*]. In order to become a direct licensee in accordance with the foregoing sentence, such Sublicensee shall make any payments required by Section 3.4(c) within [*] after

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the effective date of such termination. For clarity, in the event of any failure of such Sublicensee to comply with the proviso in the first sentence of this Section 3.4 or upon such Sublicensee’s election not to take a direct license, including without limitation by failing to [*] within the time period set forth in the second sentence of this Section 3.4, such Sublicensee shall not be deemed in breach of this Agreement, such Sublicensee shall not have become a direct licensee of Licensor in accordance with the foregoing sentence, and this Agreement shall be terminated in accordance with its terms with respect to such Sublicensee as of the effective date of such termination.

(f) A new Section 3.5 shall be added to the Restated Agreement as follows:

3.5	In the event that Licensor provides any notice of Licensor’s election to terminate this Agreement under Section 12.2 or Section 12.3, Licensor shall contemporaneously provide a copy of any such notice to any Sublicensee of Licensee that has obtained, in a Sublicense, exclusive rights under all or a portion of the rights granted to Licensee in this Agreement, at the address set forth in the applicable notice provision of such Sublicense.

(g) Section 15.1 of the Restated Agreement shall be updated so that the addresses and facsimile numbers of the parties for provision of notice shall be deleted and replaced with the following:

Licensor:

License Administrator, CU Case #IR 392H

Office of Technology Transfer

University of Colorado, 588 SYS

4740 Walnut Street

Boulder, CO 80309

Facsimile. (303) 735-3831

Licensee:

GlobeImmune, Inc.

1450 Infinite Drive

Louisville, Colorado 80027 U.S.A.

Attention: Chief Executive Officer

Facsimile: (303) 625-2810

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)            Exhibit 1 of the Restated Agreement shall be deleted in its entirety and replaced with the Exhibit 1 set forth in Appendix A attached hereto.

(i)            Exhibit 3 of the Restated Agreement shall be deleted in its entirety and replaced with the Materials Transfer Agreement set forth in Appendix B attached hereto. As of the Amendment Effective Date, the parties shall use such updated version of the Materials Transfer Agreement.

3.        Except as expressly modified by this Amendment, all terms and conditions of the Agreement and the Restated Agreement shall continue in full force and effect.

4.        In the event of any conflict between the terms of the Agreement or the Restated Agreement and this Amendment, the terms of this Amendment shall govern.

5.        This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, GlobeImmune, University, and ULEHI have executed this Amendment by their duly authorized representatives as of the Amendment Effective Date.

GLOBEIMMUNE, INC.		THE REGENTS OF THE UNIVERSITY OF COLORADO

By:	/s/ Timothy C. Rodell, M.D.	By:	/s/ David N. Allen, Ph.D.
Name:	Timothy C. Rodell, M.D.	Name:	David N. Allen, Ph.D.
Title:	President and CEO	Title:	Associate Vice President

UNIVERSITY LICENSE EQUITY HOLDINGS, INC.

		By:	/s/ R.C. Mercure, Jr.
		Name:	R.C. Mercure, Jr.
		Title:	Chairman

Signature Page to Amendment to Agreement

and

Restated Intellectual Property License Agreement

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix A

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 1

Licensed Intellectual Property

Patents and Patent Applications
Country	Application No.	Filing Date	Patent No.	Issue Date	Title
[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Additional Patents and Patent Applications

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix B

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT 3

Form of MTA for USHSC Researchers

MATERIALS TRANSFER AGREEMENT

THIS MATERIALS TRANSFER AGREEMENT (the “Agreement”) is entered into the [            ] day of [            ], 200            by and between GLOBEIMMUNE, INC. (“GlobeImmune”), with offices at 12635 E. Montview Blvd., Suite 138, Aurora, Colorado 80010, and the Regents of the University of Colorado on behalf of the University of Colorado Health Sciences Center (“Recipient”).

WHEREAS, GlobeImmune owns certain biological materials or has rights to transfer such biological materials to Recipient; and

WHEREAS, Recipient desires to receive the biological materials to conduct certain research and investigations and GlobeImmune desires to permit Recipient to conduct such research and investigation under the terms and conditions as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Provision of Materials Identified in Exhibit A.    GlobeImmune shall supply the biological materials identified on Exhibit A (hereinafter “Material”) to Recipient solely for the non-commercial research purposes identified on Exhibit B (“Research Project”). The Material includes any additional progeny, mutants or derivatives which cannot be made but for the use of such Material. The Material may also include Confidential Information (as defined in Section 3.1 below) related to the production of the Material that is disclosed to Recipient in connection with Recipient’s use of the Material, such Confidential Information to be treated as provided in Section 3.1 below. GlobeImmune will deliver a reasonable quantity of Material (to be determined by GlobeImmune) to Recipient within a reasonable period of time after execution of this Agreement by both parties. That Material will be provided to [            ] (“Principal Investigator”). GlobeImmune shall retain all right or interest in and to the Material.

2.            Use of Material.    The Material will be used only by Principal Investigator or by individuals working under Principal Investigator’s direct supervision for the Research Project and will not be transferred, distributed or released to any other person outside Principal Investigator’s immediate research group without GlobeImmune’s prior written consent. The Material is only made available to Recipient for investigational use in laboratory animals or in in vitro experiments and will not be used in humans or in contact with any cells or other materials to be infused into humans. Recipient shall use the Material in compliance with all applicable laws and regulations, including those relating to the handling of containment of the Materials. Recipient shall use the Material solely for academic research purposes and not for any commercial purpose.

3.            Confidential Information, Research Information and Publications.

3.1            No Disclosure.    Recipient agrees that it shall not disclose the Confidential Information (as defined below) to any third party other than the Principal Investigator or individuals working under Principal Investigator’s direct supervision and shall use the Confidential Information solely for the purposes specified in Section 2 above. For purposes of this Agreement, “Confidential Information”

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

means the Material, any information related to the Material and any other information disclosed by GlobeImmune to Recipient and identified as confidential or proprietary. Notwithstanding the foregoing, the confidentiality obligations specified in this Section shall not apply to: (a) information that is at the time of disclosure or subsequently becomes, part of the public domain through no fault of Recipient; (b) information in Recipient’s possession before receipt from GlobeImmune; (c) information that is received from a third party without breach of confidentiality obligations; (d) information that is independently developed by an employee or consultant of Recipient who has not had the particular information disclosed to him/her; or (e) information which Recipient is required by law to disclose, provided that Recipient gives GlobeImmune reasonable prior notice of the intent to disclose and cooperates with GlobeImmune to seek a protective order or other restrictions. Recipient’s obligations under this Section 3.1 shall survive any termination or expiration of this Agreement.

3.2            Material Tracking.    Recipient will store all Material in a secure location under direct control of Recipient, separate from other publicly available banks or libraries of materials, even when stored within the laboratory of the Principal Investigator. Recipient will track each distribution and use of Material to individuals working under Principal Investigator’s direct supervision. Recipient will keep a written record that includes the individual’s name, date of distribution and purpose.

3.3            Publications.    Recipient shall have the right to publish the results of the Research Project so long as such publication does not violate Section 3.1. Recipient agrees to submit to GlobeImmune for its review and comment, a copy of any proposed publication, abstract or other disclosure resulting from such activities, such as by oral presentation, manuscript or abstract, at least forty-five (45) days prior to any such presentation or publication. If no response from GlobeImmune is received by Recipient within thirty (30) days of the date received by GlobeImmune, it will be conclusively presumed that the publication may proceed without delay. If GlobeImmune feels that the conclusions are not supported by the data, then the parties shall make a good faith attempt to resolve such issues, and at GlobeImmune’s request Recipient shall delay publication for an additional thirty (30) days to allow such discussion. Recipient shall comply with GlobeImmune’s request to delete any references to GlobeImmune’s Confidential Information contained in the proposed publication or disclosure. At GlobeImmune’s request, Recipient will, for a reasonable period up to ninety (90) days from initial delivery to GlobeImmune, delay revealing any patentable subject matter in the disclosure in order to permit the filing of patent applications.

4.            Inventions.    Except as otherwise agreed by the parties pursuant to their Intellectual Property License Agreement dated September 18, 1997 (as amended), any inventions, innovations or ideas resulting from Recipient’s use of Material, including improvements to or derivatives of the Material (“Inventions”), shall belong solely to GlobeImmune. GlobeImmune may, at its election and expense, pursue and obtain patent protection for any inventions that may incorporate use of the Material or the Research Information. Recipient is granted no other right or license to the Material under any patent rights now or hereafter held by GlobeImmune, nor is any implied hereby. Recipient shall notify GlobeImmune in a timely manner of any Invention conceived, discovered or reduced to practice in connection with this Agreement and shall exert best efforts, in cooperation with GlobeImmune and at GlobeImmune’s expense, in the filing and subsequent prosecution of any patent applications based upon any such Inventions.

5.            Warranties.    RECIPIENT ACKNOWLEDGES AND AGREES THAT THE MATERIAL IS EXPERIMENTAL IN NATURE AND, THEREFORE, IS SUPPLIED TO RECIPIENT “AS IS,” WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF NON-INFRINGEMENT OR TITLE. GLOBEIMMUNE SHALL NOT BE LIABLE FOR ANY USE OF THE MATERIAL BY RECIPIENT OR FOR ANY LOSS, CLAIM, DAMAGE OR LIABILITY OF ANY KIND OR NATURE WHICH MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR FROM THE USE, HANDLING OR STORAGE OF THE MATERIAL.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.            Term and Termination.    This Agreement shall be effective upon the date first above written and shall continue for one (1) year after Recipient’s receipt of the Material. This Agreement may be extended beyond such initial term upon the mutual written agreement of the parties, which will not be unreasonably withheld. Either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party. Within ten (10) days after the expiration or termination of this Agreement, Recipient shall return all Material and any copies of the Confidential Information and Research Information in Recipient’s possession or within its control to GlobeImmune or shall deliver written notice certifying that all Material, Confidential Information and Research Information has been destroyed. The obligations of each party under Sections 3, 4 and 5 shall survive the expiration or termination of this Agreement.

7.            Miscellaneous.

7.1            Entire Agreement.    The parties agree that this Agreement, including the exhibits, contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating to the subject matter hereof. This Agreement may only be amended or modified by a writing signed by both parties. The parties hereby represent and warrant that the officials signing this Agreement have the power to do so on behalf of the parties.

7.2            Successor and Assigns.    Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party; provided, however, that no consent shall be required for any assignment in connection with the sale of all or substantially all of the business of the party to which this agreement relates. Subject to the foregoing, this Agreement shall be binding upon and inure the benefit of the parties hereto and their respective successor and assigns.

7.3            Governing Law.    This Agreement shall be governed by the laws of the State of Colorado, without regard to it conflicts of law principles. Each section shall be independent and separable from all other sections, and the invalidity of a section shall not affect the enforceability of any of the other sections.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties.

THE REGENTS OF THE UNIVERSITY OF COLORADO

By:
Name:
Title:

GLOBEIMMUNE, INC.

By:
Name:
Title:

READ AND UNDERSTOOD BY PRINCIPAL INVESTIGATOR:

By:
Name:
Title:

4

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

DESCRIPTION OF MATERIAL

1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

RESEARCH PROJECT

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